Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of Bio-Rad Laboratories, Inc. (Bio-Rad) and DiaMed Holding AG (DiaMed) after giving effect to the acquisition of approximately 77.7% of the registered shares, or 85.96% of the outstanding shares, of DiaMed by Bio-Rad using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2006 and the six months ended June 30, 2007 are presented as if the acquisition had occurred on January 1, 2006.  The unaudited pro forma condensed combined balance sheet is presented as if the acquisition had occurred on June 30, 2007.  You should read this information in conjunction with the following:

•	Accompanying notes to the unaudited pro forma condensed combined financial statements;

•	Unaudited historical financial statements of Bio-Rad as of and for the six month period ended June 30, 2007 included in our second quarter Form 10-Q;

•	Historical financial statements of Bio-Rad as of and for the fiscal year ended December 31, 2006 included in our Form 10-K;

•	Unaudited historical financial statements of DiaMed as of and for the six month period ended June 30, 2007 included elsewhere in this Form 8-K/A;

•	Historical financial statements of DiaMed as of and for the fiscal year ended
December 31, 2006 included elsewhere in this Form 8-K/A.

The pro forma information presented is for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the acquisition had been completed on the dates indicated, nor is it indicative of future operating results or financial position.  The pro forma adjustments are based upon available information and certain assumptions that Bio-Rad believes are reasonable.  At this time, Bio-Rad has not completed all the asset valuation work and other procedures necessary to record the purchase as required by Statement of Financial Accounting Standard No. 141, (SFAS 141) “Business Combinations.”  Pursuant to the purchase method of accounting in accordance with SFAS 141, the total estimated purchase price, calculated as described in Note 1 to these unaudited pro forma condensed combined financial statements, has been preliminarily allocated to assets acquired and liabilities assumed based on their respective estimated fair values.  Bio-Rad’s management has estimated the preliminary fair value of the intangible assets and tangible assets acquired and liabilities assumed at the pro forma balance sheet date.  Any differences between the fair value of the consideration paid and the fair value of the assets acquired and liabilities assumed will be recorded as goodwill.  Because these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of fair values of assets acquired and liabilities assumed, the actual amounts recorded may differ materially from the information presented herein.  These allocations are subject to change pending further review of the fair value of the assets acquired and liabilities assumed and related deferred tax assets/liabilities as well as the impact of possible in-process research and development costs and actual transaction costs.  Additionally, the fair value of assets acquired and liabilities assumed may be materially impacted by the results of DiaMed’s operations up to the closing date of the acquisition.

The unaudited pro forma condensed combined financial statements do not include the effects of restructuring or integration costs associated with the closing of the acquisition.  These costs cannot be reasonably estimated as planning for these activities is in the early stages and the financial impact, if any, cannot yet be determined.  The statements also do not include synergies that may be achieved, such as the combination of similar operations and functions, closing of redundant facilities, increased manufacturing capacity and utilization, and increased sales penetration to new markets or channels.

BIO-RAD LABORATORIES, INC.
UNAUDITED PRO FORMA
CONDENSED COMBINED BALANCE SHEET
(in thousands)

	June 30, 2007
			Carve		Preliminary
			Out	Adjusted	Pro Forma		Pro Forma
	Bio-Rad	DiaMed	Adjustment	DiaMed	Adjustments		Combined

ASSETS:
Cash and cash equivalents	$ 232,403	$ 21, 387	$ (560)	$ 20,827	$ (198,286)	a	$ 54,944
Short-term investments	270,463	36	--	36	(200,000)	a	70,499
Accounts receivable, net	303,266	51,173	(100)	51,073	(786)	b	353,553
Inventories, net	265,185	55,034	(244)	54,790	--		319,975
Other current assets	96,422	15,873	(336)	15,537	--		111,959
Total current assets	1,167,739	143,503	(1,240)	142,263	(399,072)		910,930

Net property, plant and equipment	191,605	64,285	(7,613)	56,672	--		248,277
Goodwill	121,492	1,246	--	1,246	242,866	c	365,604
Purchased intangibles, net	44,272	1,390	--	1,390	127,550	d	173,212
Other non-current assets	129,635	3,511	13	3,524	(856)	e	132,303
Total assets	$ 1,654,743	$ 213,935	$(8,840)	$ 205,095	$ (29,512)		$ 1,830,326

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Accounts payable	$ 67,229	$ 15,302	$ (10)	$ 15,292	$ (786)	b	$ 81,735
Accrued payroll and employee benefits	82,436	--	--	--	--		82,436
Notes payable and current portion of
long-term debt	4,604	20,640	--	20,640	--		25,244
Accrued royalties	31,705	--	--	--	--		31,705
Accrued liabilities	95,875	40,503	(1,716)	38,787	5,986	e	140,648
Total current liabilities	281,849	76,445	(1,726)	74,719	5,200		361,768
Long term debt	426,165	24,431	--	24,431	--		450,596
Other long-term liabilities	49,930	12,178	(607)	11,571	36,949	f	98,450
Total liabilities	757,944	113,054	(2,333)	110,721	42,149		910,814

Minority interest	--	11,009	--	11,009	11,704	g	22,713
Stockholders’ equity	896,799	89,872	(6,507)	83,365	(83,365)	h	896,799
Total liabilities, minority interests and
stockholders’ equity	$ 1,654,743	$ 213,935	$(8,840)	$ 205,095	$ (29,512)		$ 1,830,326

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

.

BIO-RAD LABORATORIES, INC.
UNAUDITED PRO FORMA CONDENSED
COMBINED STATEMENT OF OPERATIONS
(in thousands except per share amounts)
	Year Ended December 31, 2006
			Carve		Preliminary
			Out	Adjusted	Pro Forma		Pro Forma
	Bio-Rad	DiaMed	Adjustment	DiaMed	Adjustments		Combined

Net sales	$ 1,273,930	$ 204,659	$ (816)	$ 203,843	$ (1,533)	i	$ 1,476,240
Cost of goods sold	561,394	99,337	--	99,337	12,650	j	673,381
Gross profit	712,536	105,322	(816)	104,506	(14,183)		802,859
Selling, general and administrative expense	438,949	69,358	(4,477)	64,881	12,464	k	516,294
Product research and development expense	123,376	7,162	--	7,162	--		130,538
Purchased in-process research and
development expense	4,100	--	--	--	--		4,100
Interest expense	32,022	1,767	76	1,843	--		33,865
Other (income) expense, net	(27,938)	(1,407)	1,290	(117)	18,370	l	(9,685)
Income before income taxes and
minority interests	142,027	28,442	2,295	30,737	(45,017)		127,747
Provision for income taxes	38,764	7,938	(15)	7,923	(14,453)	m	32,234
Minority interests	--	2,497	--	2,497	2,853	n	5,350
Net income	$ 103,263	$ 18,007	$ 2,310	$ 20,317	$ (33,417)		$ 90,163

Basic earnings per share:
Net income	$ 3.92						$ 3.42
Weighted average common shares	26,376						26,376

Diluted earnings per share:
Net income	$ 3.83						$ 3.35
Weighted average common shares	26,949						26,949

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

BIO-RAD LABORATORIES, INC.
UNAUDITED PRO FORMA CONDENSED
COMBINED STATEMENT OF OPERATIONS
(in thousands except per share amounts)

	Six Months Ended June 30, 2007
			Carve		Preliminary
			Out	Adjusted	Pro Forma		Pro Forma
	Bio-Rad	DiaMed	Adjustment	DiaMed	Adjustments		Combined

Net sales	$ 661,622	$ 109,109	$ (81)	$ 109,028	$ (803)	i	$ 769,847
Cost of goods sold	292,250	44,397	--	44,397	6,289	j	342,936
Gross profit	369,372	64,712	(81)	64,631	(7,092)		426,911
Selling, general and administrative expense	227,301	41,996	(2,723)	39,273	6,232	k	272,806
Product research and development expense	67,535	5,119	--	5,119	--		72,654
Purchased in-process research and
development expense	--	--	--	--	--		--
Interest expense	15,736	810	50	860	--		16,596
Other (income) expense, net	(14,351)	(709)	4,763	4,054	9,777	l	(520)
Income before income taxes and
minority interests	73,151	17,496	(2,171)	15,325	(23,101)		65,375
Provision for income taxes	20,483	5,513	(1,477)	4,036	(7,443)	m	17,076
Minority interests	--	1,542	--	1,542	1,368	n	2,910
Net income	$ 52,668	$ 10,441	$ (694)	$ 9,747	$(17,026)		$ 45,389

Basic earnings per share:
Net income	$ 1.98						$ 1.71
Weighted average common shares	26,619						26,619

Diluted earnings per share:
Net income	$ 1.94						$ 1.67
Weighted average common shares	27,160						27,160

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

1.	Basis of Presentation

On October 1, 2007 Bio-Rad completed the purchase of DiaMed.  The acquisition transaction will be accounted for using the purchase method of accounting.

DiaMed Financial Information

The historical financial information for DiaMed is based on the historical audited consolidated financial statements of DiaMed as of and for the year ended December 31, 2006 and the unaudited financial statements for the six month period ended June 30, 2007 translated to U.S. dollars.  The exchange rates used for the statements of operations is the simple average of the month end exchange rates for Swiss Francs to US Dollar as published in the Wall Street Journal.  These rates were 0.7984 for the year ended December 31, 2006 and 0.8187 for the six month period ended June 30, 2007.  The June 30, 2007 balance sheet was translated at the June 30, 2007 rate of 0.8187.

Carve Out Adjustments

The DiaMed historical consolidated financial statements include certain subsidiaries that will not be part of Bio-Rad’s operations going forward.  These include three wholly owned subsidiaries that were operated by DiaMed to develop, produce and market blood bags for the transfusion market.  Under the terms of the Share Purchase Agreement entered into by Bio-Rad to purchase a controlling interest in DiaMed, Bio-Rad purchased these subsidiaries as part of the consolidated company but simultaneous with the closing of the agreement they were sold back to the seller as a condition precedent to the closing.  There was no gain or loss on this transaction.

Also included in the historical consolidated financial statements of DiaMed are two variable interest entities for which DiaMed was deemed to be the primary benefactor.  They are a business that provided air charter services to DiaMed and a non-profit organization for the promotion and financing of research and development of diagnostic as well as medical products and technologies.  Upon acquisition by Bio-Rad, these entities will no longer be consolidated into DiaMed because the contract to supply charter services ceased at the acquisition date and the contractual nature of the relationship between DiaMed and the non-profit organization has been renegotiated.

Estimated Purchase Price

The total estimated purchase price of approximately $399.3 million consists of (in millions of dollars):

Net payment required by Share Purchase Agreement	$ 398.3
Estimated transaction costs	1.0
$ 399.3

Preliminary Estimated Purchase Price Allocation

The preliminary allocation of the purchase price to DiaMed’s tangible and identifiable intangible assets acquired and liabilities assumed was based on their estimated fair values.  The valuation of these tangible and identifiable intangible assets and liabilities is subject to further management review and may change materially.  Further adjustments to these estimates may be included in the final allocation of the purchase price of DiaMed if the adjustment is determined within the purchase price allocation period.  The allocation period ends when the acquiring entity is no longer waiting for information that it has arranged to obtain and that is known to be available or obtainable.  The excess of the purchase price over the tangible and identifiable intangible assets acquired and liabilities assumed has been allocated to goodwill.  The allocation of purchase price does not include the effect of anticipated restructuring activities.

The estimated purchase price has been allocated on a preliminary basis as follows (in millions of dollars):

Cash and cash equivalents	$ 20.9
Accounts receivable, net	50.3
Inventories	54.8
Other current assets	15.5
Fixed assets	56.7
Goodwill	244.1
Purchased intangibles	128.9
Other non-current assets	3.5
Current liabilities	(59.2)
Debt assumed	(45.0)
Other liabilities	(48.5)
Minority interest	(22.7)
Total estimated purchase price	$ 399.3

Tangible Assets Acquired and Liabilities Assumed

Bio-Rad has estimated the fair value of tangible assets acquired and liabilities assumed using June 30, 2007 book values for the tangible assets of DiaMed because more current information was not available.

Purchased Intangible Aassets

Bio-Rad has estimated the fair value of the purchased intangible assets which are subject to amortization.  These amounts represent preliminary management estimates prior to completion of a formal asset valuation.  The following table sets forth the preliminary management estimate for the components of these intangible assets and their estimated useful lives (in millions of dollars):

	Preliminary	Useful Life
	Fair Value	(in years)
Customer relationships	$ 51.6	3 - 7
Technological know how	19.3	5 - 7
Marketing related	51.6	3 - 5
Non-compete agreement	6.4	3
Total acquired identifiable intangible assets	$ 128.9

For purposes of estimating amortization expense we have assumed an average useful life of five years for the customer relationships, technological know how and marketing related intangibles assets and three years for the non-compete agreement.

We have not included any amounts for in-process research and development expense as our valuation work is too preliminary to estimate an amount.

2.	Pro Forma Adjustments

The following pro forma adjustments are included in the unaudited pro forma condensed combined statements of operations and the unaudited pro forma condensed combined balance sheet:

a.	The reduction to cash and cash equivalents and short-term investments represents the net cash paid out for the DiaMed acquisition.

b.	The reduction to accounts receivable and accounts payable represent the elimination of intercompany amounts between Bio-Rad and DiaMed as of June 30, 2007 as Bio-Rad was a customer of DiaMed prior to the acquisition.

c.	The change to goodwill represents the elimination of DiaMed’s historical goodwill of $1.2 million as of
June 30, 2007 and the recording of estimated goodwill of $244.1 million relating to the acquisition of

DiaMed.

d.	The change to purchased intangibles represents the elimination of DiaMed’s historical net purchased intangibles of $1.4 million as of June 30, 2007 and the recording of estimated purchased intangibles
$128.9 million relating to the acquisition of DiaMed.

e.	The increase in current liabilities represents estimated accruals for severance and other acquisition related expenses associated with the DiaMed acquisition. The decrease in other long-term assets represents prepaid acquisition costs previously recorded by Bio-Rad.

f.	The adjustment to other long-term liabilities represents the deferred tax liability associated with acquired.
estimated purchased intangibles.

g.	The adjustment to minority interest represents the 14.04% ownership of DiaMed not acquired by Bio-Rad.
Under the provisions of SFAS 141, the minority interest is not stepped up to fair value in purchase accounting but rather has been recorded based on the historical cost basis of DiaMed at June 30, 2007.

h.	The reduction to stockholders’ equity reflects the elimination of the historical equity of DiaMed as of
June 30, 2007.

i.	Adjustments to net sales reflect the elimination of DiaMed sales to Bio-Rad and DiaMed royalty revenue recognized from Bio-Rad of $1.5 million for the twelve months ended December 31, 2006 and $0.8 million for the six months ended June 30, 2007.

j.	Adjustments to cost of sales reflect the elimination of Bio-Rad purchases from DiaMed and DiaMed royalty expense recognized from Bio-Rad of $1.5 million for the twelve months ended December 31, 2006 and $0.8 million for the six months ended June 30, 2007. Additionally, amortization expense of $14.2 million for the twelve months ended December 31, 2006 and $7.1 million for the six months ended
June 30, 2007 is included. This is the amortization of the technological know how and marketing related purchased intangibles.

k.	Adjustments to selling, general and administrative expense reflect the amortization expense related to customer related and non-competitive purchased intangibles.

l.	Adjustment to Other (income) expense, net reflects the reduced investment income, primarily interest income that was earned on Bio-Rad’s cash and cash equivalents and short term investments which were used to purchase a controlling interest in DiaMed. The adjustment was estimated using an annual rate of return of 4.61% for the year ended December 31, 2006 and 4.91% for six months ended June 30, 2007.

m.	The adjustment to the provision for income taxes reflects the estimated net tax impact of the pro forma adjustments calculated using the applicable tax rate in the jurisdiction of the adjustment.

n.	The adjustment to minority interests represents the 14.04% share of DiaMed’s adjusted net income.